UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

SES AI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39845	88-0641865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

SES AI Corporation

35 Cabot Road

Woburn, MA 01801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (339) 298-8750

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SES	The New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SES WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2025, Michael Noonen informed SES AI Corporation (the “Company”) of his decision to resign from his position as a member of the Board of Directors (the “Board”), effective September 2, 2025. In tendering his resignation, Mr. Noonen indicated that he was resigning in order to focus on his other professional endeavors and not due to any disagreement relating to the Company’s management, board of directors, operations, policies or practices.

On September 2, 2025, the Board appointed Andrew Boyd to serve as a Class II director, effective immediately, for a term expiring at the 2027 Annual Meeting of Stockholders, or his earlier death, resignation, retirement, disqualification or removal. Mr. Boyd was also appointed to the audit committee and the compensation committee of the Board. The Board has determined that Mr. Boyd meets the independence requirements of the Company’s Corporate Governance Guidelines and under applicable New York Stock Exchange listing standards.

Mr. Boyd, 55, currently serves as Partner at Bramalea Partners, LLC (“Bramalea”), a technology focused fund manager which he founded in January 2020. Prior to Bramalea, Mr. Boyd served in a variety of roles at Fidelity Management & Research Company (“Fidelity”) over a 15-year career, culminating in his role as the Global Head of Equity Capital Markets. Mr. Boyd has a BA (Hons) from the University of Toronto and an LL.B. from the University of Detroit, Mercy.

Mr. Boyd will receive the same compensation as the Company’s other non-employee directors, as described in Amendment No. 1 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 30, 2025. There are no arrangements or understandings between Mr. Boyd and any other person pursuant to which Mr. Boyd was selected as a director.

In connection with the appointment, the Company will enter into its standard form of director indemnification agreement with Mr. Boyd, the form of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 8, 2022. Mr. Boyd is not a participant in any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Boyd to the Board is furnished herewith as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated September 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SES AI Corporation

Date: September 3, 2025	By:	/s/ Jing Nealis
	Name:	Jing Nealis
	Title:	Chief Financial Officer